                                                                   EXHIBIT 12.1

                CALCULATION OF RATIO OF EARNINGS TO FIXED CHARGES
                             (DOLLARS IN THOUSANDS)

APARTMENT INVESTMENT AND MANAGEMENT COMPANY

                                                                                     HISTORICAL
                                                 ------------------------------------------------------------------------------
                                                        Three months
                                                          Ended                                                January 10, 1994
                                                        March 31,               Year ended December 31,           (Inception)
                                                 ---------------------     ----------------------------------       Through
                                                   1998         1997         1997         1996         1995    December 31, 1994
                                                 --------     --------     --------     --------     --------  -----------------
Earnings (1)                                     $ 18,571     $  6,063     $ 67,535     $ 15,696     $ 14,988  $           7,702

Fixed charges:
     Interest expense                              15,441        9,452       51,385       24,802       13,322              1,576
     Capitalized interest                             330          231        1,300          821          113                 29
                                                 --------     --------     --------     --------     --------  -----------------

        Total fixed charges (A)                    15,771        9,683       52,685       25,623       13,435              1,605
                                                 --------     --------     --------     --------     --------  -----------------

        Earnings before fixed charges (2)(B)     $ 34,012     $ 15,515     $118,920     $ 40,498     $ 28,310  $           9,278
                                                 ========     ========     ========     ========     ========  =================

Ratio of earnings to fixed
     charges (B divided by A)                     2.2:1.0      1.6:1.0      2.3:1.0      1.6:1.0      2.1:1.0            5.8:1.0
                                                 ========     ========     ========     ========     ========  =================



                                                                        PRO FORMA
                                                   ------------------------------------------------
                                                      Three months ended             Year ended
                                                        March 31, 1998           December 31, 1997
                                                   -----------------------     ---------------------
                                                   Pre-Merger       Merger     Pre-Merger     Merger
                                                   -----------------------     ---------------------


Earning s (1)                                      $   23,282     $ 19,430     $ 90,927     $102,572

Fixed charges:
     Interest expense                                  20,937       28,537       85,552      108,599
     Capitalized interest                                 330          330        1,300        1,300
                                                   ----------     --------     --------     --------

        Total fixed charges (A)                        21,267       28,867       86,852      109,899
                                                   ----------     --------     --------     --------

        Earnings before fixed charges (2)(B)       $   44,219     $ 47,967     $176,479     $211,171
                                                   ==========     ========     ========     ========

Ratio of earnings to fixed
     charges (B divided by A)                         2.1:1.0      1.7:1.0      2.0:1.0      1.9:1.0
                                                   ==========     ========     ========      =======


AIMCO PREDECESSORS


                                                                          HISTORICAL
                                                             -----------------------------------
                                                             January 1, 1994        Year ended
                                                                Through             December 31,
                                                             July 28, 1994             1993
                                                             ---------------      --------------
Earnings (1)                                                 $        (1,463)     $          627

Fixed charges:
     Interest expense                                                  4,214               3,510
     Capitalized interest                                                 --                  --
                                                             ---------------      --------------

        Total fixed charges (A)                                        4,214               3,510
                                                             ---------------      --------------

        Earnings before fixed charges (2) (B)                $         2,751      $        4,137
                                                             ===============      ==============

Ratio of earnings to fixed
     charges (B divided by A)                                             (3)            1.2:1.0
                                                             ===============      ==============

(1) Earnings represents pretax income before Minority Interest in Operating Partnership and minority interest in other partnerships Equity in earnings of unconsolidated subsidiaries and partnerships is included in earnings only to the extent of dividends and distributions received.

(2)  Earnings before fixed charges exclude capitalized interest.

(3) Earnings for the period January 1, 1994 through July 28, 1994 were inadequate to cover fixed charges. The deficiency for the period was $1,463.